EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the inclusion in this registration statement on Form S-1 (File No. 333-45023) of our report, which includes an explanatory paragraph concerning substantial doubt regarding the Company's ability to continue as a going concern, dated April 15,1998, on our audits of the financial statement schedule of Saba Petroleum Company. We also consent to the reference to our firm under the caption "Experts".

Coopers & Lybrand L.L.P.
Los Angeles, California
May 8, 1998